EXHIBIT 5.1

SPECTRUM BRANDS, INC.

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

June 23, 2006

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

Re:	Spectrum Brands, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel to Spectrum Brands, Inc., a Wisconsin corporation (the “Company”), and am issuing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale from time to time by the selling shareholders named within and certain others covered by the Registration Statement (the “Selling Shareholders”) of 13,750,000, shares of common stock, $0.01 par value per share (“Common Stock”). The Common Stock was previously issued to the Selling Shareholders pursuant to the Agreement and Plan of Merger dated as of January 3, 2005 by and among Rayovac Corporation (the prior name of the Company), Lindbergh Corporation, and United Industries Corporation (“United”). The Common Stock is being registered by the Company pursuant to the terms of the Registration Rights Agreement dated as of February 7, 2005 between Rayovac Corporation and certain former shareholders of United (the “Registration Rights Agreement”). The Common Stock is to be sold from time to time as set forth in the Registration Statement and any amendments thereto, the Prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement as filed with the Commission; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated By-laws of the Company, as currently in effect; (v)

Spectrum Brands, Inc.

June 23, 2006

the Registration Rights Agreement; and (vi) certain resolutions of the Board of Directors of the Company relating to the registration of the Common Stock under the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

I am admitted to the bar in the State of Wisconsin, and I do not express any opinion as to the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to matters governed by laws other than those of the State of Wisconsin, I have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. Based upon and subject to the foregoing and the other qualifications set forth herein, it is my opinion that the shares of Common Stock have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ James T. Lucke
James T. Lucke, Esq. Senior Vice President, Secretary and General Counsel